Exhibit 99.3

                                                      News Release
                                                      FOR IMMEDIATE RELEASE
Contacts:   Chuck Coppa, CFO, or Bob Davis, CEO
            GreenMan Technologies, 781/224-2411


                       GreenMan Technologies, Inc. Reports
       Outside Director Converts $543,000 of Short Term Debt Into Equity;
                Total Insiders' Ownership Increased to 31 Percent


      LYNNFIELD, Massachusetts - February 18, 2004 -- GreenMan Technologies, Inc. (AMEX: GRN) today announced that Dr. Allen Kahn, an outside Director and GreenMan's largest shareholder, has converted over $543,000 of short-term debt and accrued interest into approximately 724,000 shares of GreenMan common stock.

      Maury Needham, GreenMan's Chairman of the Board of Directors, stated, "During the past nine months, insiders and family members have infused over $1.75 million into GreenMan in the form of stock purchases, stock option and warrant exercises and unsecured loans". Mr. Needham also added, "I believe these actions clearly underscore the ongoing commitment of our senior management and Board of Directors to positively impact the future viability and prosperity of GreenMan, enhance our working capital position and to increase shareholder value".

      As previously announced, GreenMan will hold a conference call today, Wednesday, February 18, 2004 at 1:00 PM (Eastern Time) to discuss today's announcement and the results of our first fiscal quarter ended December 31, 2003. To participate, please call 1-800-937-6563 and ask for the GreenMan call.





"Safe Harbor" Statement: Under the Private Securities Litigation Reform Act

With the exception of the historical information contained in this news release, the matters described herein contain `forward-looking' statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to our need to seek additional working capital, the possibility that we may not realize the benefits expected from our new Tennessee operations or the reconfiguration of our Wisconsin operations, product acceptance, economic, competitive, governmental, seasonal, management, technological and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including the quarterly report on Form 10-QSB for the fiscal quarter ended December 31, 2003. The Company disclaims any intent or obligation to update these "forward-looking" statements.